Exhibit (h) (30)

ALPS FUND SERVICES, INC.

1290 Broadway, Suite 1100

Denver, CO 80203

March 9, 2010

Mr. Edmund J. Burke

Chairman

Financial Investors Trust

1290 Broadway, Suite 1100

Denver, CO 80203

Re:	The ALPS/Red Rocks Listed Private Equity Fund (the “Fund”), a Series of the Financial Investors Trust (the “Trust”)

Dear Mr. Burke:

This letter confirms the agreement between ALPS Fund Services, Inc. (“ALPS”) and the Trust that ALPS Fund Services, Inc.’s Annual Open Account Fee, as set forth in Schedule B (Fee Schedule) of the Transfer Agency and Service Agreement between ALPS Fund Services, Inc. and the Trust, dated October 1, 2007 with respect to the Fund (the “Agreement”), shall be reduced as follows for the period May 1, 2009 through April 30, 2011:

Annual Open Account Fee:

Open Accounts	Fee Per Account
ALL	$2.24

The parties agree that the other provisions of the Agreement and of Schedule B (Fee Schedule) are not affected by this waiver.

ALPS FUND SERVICES, INC.

By:	/s/ Jeremy O. May
Name: Jeremy O. May
Title: President

Your signature below acknowledges acceptance of this letter agreement:

FINANCIAL INVESTORS TRUST

By:	/s/ Edmund J. Burke
Name: Edmund J. Burke
Title: President